UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2007

VIRAGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15823	59-2101668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 SW 78th Avenue, Suite 100, Plantation, Florida		33324
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 233-8746

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Item 8.01	Other Information.

On July 30, 2007, Viragen, Inc. received written notice from the holder of approximately $1.1 million principal amount of Viragen’s convertible promissory note dated June 18, 2004 (the “Note”) providing that the holder was exercising its right to accelerate payment of an amount equal to 110% of the outstanding principal amount of the Note, plus accrued interest and interest at the default rate of 16% per annum from the date of an event of default until the Note is paid. The Note holder has demanded immediate payment of all amounts due under the Note and has advised Viragen that if such amounts are not paid on or before August 3, 2007, the Note holder will commence legal action to enforce its rights under the Note and related agreements. Viragen does not currently have the resources to comply with the demands of the Note holder, but continues to seek additional financing to support its operations and satisfy its indebtedness.

As a result of the event of default which resulted in acceleration of the Note, the entire unpaid balances due under the Note and under a convertible debenture issued by Viragen in September 2005 with an outstanding principal balance of approximately $40,625 (the “Debenture”) will be classified as current liabilities as of our June 30, 2007 fiscal year-end. Approximately $750,000 in related unamortized discounts and deferred financing costs, as well as amounts in excess of 100% of the then outstanding principal amounts of the Note and Debenture totaling approximately $122,000, will also be accrued as of June 30, 2007.

This report contains forward-looking statements that can be identified by such terminology such as “believes,” “expects,” “potential,” “plans,” “suggests,” “may,” “should,” “could,” “intends,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. In particular, management’s expectations regarding future research, development and/or commercial results could be affected by, among other things, uncertainties relating to clinical trials and product development; availability of future financing; unexpected regulatory delays or government regulation generally; the success of third-party marketing efforts; our ability to retain third-party distributors; our ability to obtain or maintain patent and other proprietary intellectual property protection; and competition in general. Forward-looking statements speak only as to the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Item 9.01	Financial Statements and Exhibits

  None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGEN, INC.

Date: August 2, 2007	By:	/s/ Dennis W. Healey
Dennis W. Healey Executive Vice President and Principal Financial Officer